UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2007

FoxHollow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

740 Bay Road
Redwood City, California	94063-2469
(Address of Principal Executive Offices)	(Zip Code)
(650) 421-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.03. Material Modification to Rights of Security Holders
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended and restated Certificate of Incorporation
Amended and Restated Bylaws

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 4, 2007, pursuant to the terms of an agreement and plan of merger dated as of July 21, 2007 among ev3 Inc., FoxHollow Technologies, Inc. and Foreigner Merger Sub, Inc., Foreigner Merger Sub, Inc., a direct wholly owned subsidiary of ev3, merged with and into FoxHollow, with FoxHollow continuing as the surviving company and becoming a wholly owned subsidiary of ev3. The merger agreement and the transactions contemplated thereby, including the merger, were approved by the board of directors and stockholders of each of ev3 and FoxHollow. The FoxHollow stockholders approved the merger agreement and the transactions contemplated thereby, including the merger, at a special meeting of FoxHollow stockholders held on October 4, 2007.
     At the effective time and as a result of the merger, each share of common stock of FoxHollow issued and outstanding immediately prior to the effective time of the merger, other than shares held by a FoxHollow stockholder who properly exercised appraisal rights with respect thereto in accordance with Section 262 of Delaware General Corporation Law and shares owned by FoxHollow as treasury stock, was converted into the right to receive 1.45 shares of ev3 common stock and $2.75 in cash. Alternatively, FoxHollow stockholders could have elected to receive either 1.62 shares of ev3 common stock or $25.92 in cash for each share of FoxHollow common stock by making an all-stock or an all-cash election, respectively. Stock and cash elections were subject to pro-ration to preserve an overall mix of 1.45 shares of ev3 common stock and $2.75 in cash for all of the outstanding shares of FoxHollow common stock in the aggregate. In the aggregate, ev3 issued approximately 43.1 million shares of its common stock and paid approximately $81.4 million to FoxHollow stockholders in connection with the merger.
     In addition, at the effective time and as a result of the merger, all outstanding options to purchase shares of FoxHollow common stock and other equity awards based on FoxHollow common stock, which were outstanding immediately prior to the effective time of the merger and whether or not then exercisable or vested, were converted into and became, respectively, options to purchase shares of ev3 common stock and with respect to all other FoxHollow equity awards, awards based on shares of ev3 common stock, in each case, on terms substantially identical to those in effect prior to the effective time of the merger, except for adjustments to the underlying number of shares and the exercise price based on an exchange ratio reflected in the merger consideration and other adjustments as provided in the merger agreement.
     The issuance of ev3 common stock to the FoxHollow stockholders in connection with the merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-145554), initially filed by ev3 with the Securities and Exchange Commission on August 17, 2007 and declared effective on August 30, 2007. ev3’s Form S-4 registration statement, including the information/proxy statement-prospectus included therein, contains additional information about the merger and the related transactions.
     In January 2007, ev3 and FoxHollow entered into an agreement to conduct a joint clinical study of FoxHollow’s calcium cutting device (The RockHawk) and ev3’s SpiderRX endovascular devices to seek approval for the treatment of calcified lesions in peripheral artery disease. As part of the January 2007 agreement, FoxHollow has the exclusive right to market the two devices together in the United States. Other than the January 2007 agreement, there were no material relationships between ev3 or its affiliates, on the one hand, and FoxHollow and its affiliates, on the other hand prior to the entering into of the merger agreement.
     Following completion of the merger on October 4, 2007, FoxHollow notified the NASDAQ Global Select Market that the merger had been completed. FoxHollow requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to strike FoxHollow’s common stock from listing on NASDAQ and from registration under Section 12(b) of the Securities Exchange Act of 1934. FoxHollow intends to file a certification on Form 15 to terminate the registration of its common stock under Section 12(g) of the Exchange Act (and its corresponding reporting obligation under Section 13(a) of the Exchange Act) and to suspend its reporting obligations under Section 15(d) of the Exchange Act.

     The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to a full text of the merger agreement, which is attached as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     Following completion of the merger on October 4, 2007, FoxHollow notified the NASDAQ Global Select Market that the merger had been completed and that as a result of the merger, each outstanding share of FoxHollow common stock was canceled, other than shares held by a FoxHollow stockholder who properly exercised appraisal rights with respect thereto in accordance with Section 262 of Delaware General Corporation Law and shares owned by FoxHollow as treasury stock, converted into the right to receive the merger consideration, as described above under the heading “Item 2.01. Completion of Acquisition or Disposition of Assets.” FoxHollow requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to strike FoxHollow’s common stock from listing on NASDAQ and from registration under Section 12(b) of the Securities Exchange Act of 1934. FoxHollow intends to file a certification on Form 15 to terminate the registration of its common stock under Section 12(g) of the Exchange Act (and its corresponding reporting obligation under Section 13(a) of the Exchange Act) and to suspend its reporting obligations under Section 15(d) of the Exchange Act.
Item 3.03. Material Modification to Rights of Security Holders.
     Pursuant to the merger agreement, each outstanding share of FoxHollow common stock issued and outstanding prior to the effective time of the merger was canceled, other than shares held by a FoxHollow stockholder who properly exercised appraisal rights with respect thereto in accordance with Section 262 of Delaware General Corporation Law and shares owned by FoxHollow as treasury stock, converted into the right to receive the merger consideration, as described above under the heading “Item 2.01. Completion of Acquisition or Disposition of Assets.”
Item 5.01. Changes in Control of Registrant.
     Upon closing of the merger on October 4, 2007, a change in control of FoxHollow occurred. Pursuant to the terms of the merger agreement, Foreigner Merger Sub, Inc., a wholly owned subsidiary of ev3, merged with and into FoxHollow, with FoxHollow continuing as the surviving company and becoming a wholly owned subsidiary of ev3. At the effective time and as a result of the merger, each outstanding share of FoxHollow common stock was canceled, other than shares held by a FoxHollow stockholder who properly exercised appraisal rights with respect thereto in accordance with Section 262 of Delaware General Corporation Law and shares owned by FoxHollow as treasury stock, converted into the right to receive 1.45 shares of ev3 common stock and $2.75 in cash. Alternatively, FoxHollow stockholders could have elected to receive either 1.62 shares of ev3 common stock or $25.92 in cash for each share of FoxHollow common stock by making an all-stock or an all-cash election, respectively. Stock and cash elections were subject to pro-ration to preserve an overall mix of 1.45 shares of ev3 common stock and $2.75 in cash for all of the outstanding shares of FoxHollow common stock in the aggregate. In the aggregate, ev3 issued approximately 43.1 million shares of its common stock and paid approximately $81.4 million to FoxHollow stockholders in connection with the merger.

     Pursuant to the terms of the merger agreement, the ev3 board of directors agreed to cause the number of directors that will comprise the ev3 board of directors to be 10, including six members designated by ev3 and four members designated by FoxHollow. On October 3, 2007, the ev3 board of directors approved a number of actions in connection with the ev3/FoxHollow merger, including the expansion of the ev3 board of directors from eight to 10 members and the election of the following four board designees of FoxHollow as directors of ev3 effective as of the effective time of the merger: John B. Simpson, Ph.D., M.D., Jeffrey B. Child, Richard N. Kender and Myrtle S. Potter.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 4, 2007 prior to the completion of the merger, the Compensation Committee of the Board of Directors of FoxHollow approved a $50,000 cash bonus to be paid to Daniel J. Lerner, M.D., Senior Vice President of Molecular Programs of FoxHollow, in recognition of additional services he provided FoxHollow in furtherance of FoxHollow’s collaboration with Merck & Co. Inc.
     Pursuant to the terms of the merger agreement, at the effective time of the merger on October 4, 2007, Kevin M. Klemz, the sole director and officer of Foreigner Merger Sub, Inc. became the sole director and officer of FoxHollow.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the terms of the merger agreement at the effective time of the merger on October 4, 2007, the certificate of incorporation and bylaws of Foreigner Merger Sub, Inc. as in effect immediately prior to the effective time of the merger became the certificate of incorporation and bylaws of FoxHollow until thereafter changed or amended. Copies of the certificate of incorporation and bylaws of FoxHollow are attached as Exhibit 4.1 and 4.2, respectively, to this current report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 21, 2007 by and among ev3 Inc., Foreigner Merger Sub, Inc. and FoxHollow Technologies, Inc. (incorporated by reference to Exhibit 2.1 to ev3’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2007)*

4.1	Amended and Restated Certificate of Incorporation of FoxHollow Technologies, Inc.

4.2	Amended and Restated Bylaws of FoxHollow Technologies, Inc.

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FoxHollow will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

By:	/s/ Kevin M. Klemz

Kevin M. Klemz
Chief Executive Officer, Chief Financial Officer and Secretary
Date: October 4, 2007

FOXHOLLOW TECHNOLOGIES, INC.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 21, 2007 by and among ev3 Inc., Foreigner Merger Sub, Inc. and FoxHollow Technologies, Inc. (incorporated by reference to Exhibit 2.1 to ev3’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2007)*

4.1	Amended and Restated Certificate of Incorporation of FoxHollow Technologies, Inc. (filed herewith)

4.2	Amended and Restated Bylaws of FoxHollow Technologies, Inc. (filed herewith)

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FoxHollow will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.